UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2008

BONANZA OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52411	76-0720654
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Richmond Ave, Suite 400
Houston, Texas 77098
(Address of principal executive offices) (zip code)

713-333-5808
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

National Filing Agents, Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 10, 2008, National Filing Agents, Inc. (the “Company”) changed its name to “Bonanza Oil & Gas, Inc.”  In addition, effective January 10, 2008, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changes from NFLA to BGOI.  A copy of the Articles of Merger, pursuant to which the Company’s name was changed is attached hereto as Exhibit 3.1.

Item 8.01  Other Events

Effective January 10, 2008, the Company implemented a forward split of the issued and outstanding common shares of the Company, whereby every share of common stock held was exchanged for 2.1 shares of common stock. As a result, the issued and outstanding shares of common stock were increased from approximately 12,178,403 prior to the forward split to approximately 25,574,646 following the forward split.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1	Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONANZA OIL & GAS, INC.

January 11, 2008	By:	/s/ William Wiseman
William Wiseman
Chief Executive Officer

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